UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2012

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On October 10, 2012, the Company held its 2012 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, 37,541,816 shares of common stock, par value $1.00 per share, or approximately 93.92%  of the 39,940,227 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s proxy statement filed on August 31, 2012, and the final voting results on each such matter.

Proposal 1:            Election of Directors.

The stockholders elected each of the Company’s three Class I director nominees for a three-year term expiring at the 2015 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Withheld	Broker Non-Votes
Anthony K. Anderson	32,947,429	526,037	4,041,350
Michael R. Boyce	30,551,153	2,922,313	4,041,350
David P. Storch	30,363,931	3,109,535	4,041,350

The continuing directors of the Company are Norman R. Bobins, Ronald R. Fogleman, James E. Goodwin, Patrick J. Kelly, Peter Pace, Timothy J. Romenesko, Marc J. Walfish and Ronald B. Woodard.

The Board of Directors appointed Mr. Anderson to the Audit Committee and the Compensation Committee, effective immediately, at its meeting following the Annual Meeting.

Proposal 2:            Advisory Vote on Executive Compensation.

The stockholders approved the advisory vote on executive compensation for the fiscal year ended May 31, 2012, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
25,857,227	7,435,279	180,960	4,041,350

Proposal 3:            Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2013, as reflected in the following voting results:

For	Against	Abstain
35,274,896	2,198,053	41,867

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2012

AAR CORP.

	By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary